UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: January 02, 2008 (Date of earliest event reported)
Oregon Pacific Bancorp (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	6021 (Commission File Number)	710918151 (IRS Employer Identification Number)

1355 Highway 101 (Address of principal executive offices)		97439 (Zip Code)
541.997.7121 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 2, 2008, Oregon Pacific Bancorp (the "Company") announced plans to deregister the Company's common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. This "going dark" transaction would be accomplished through a reverse stock split of common shares of 1 for 500. All stockholders with less than one share after the reverse-split will have their partial shares bought at a price of $13.00 per pre-split share. Following the buyback of the partial shares, stock will split at 500 for 1.

If, after the transaction, the Company has fewer than 300 stockholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-K, and quarterly reports on Form 10-Q, and it will no longer be subject to the SEC's proxy rules.

A copy of the Company's press release making this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            This exhibit is being provided solely for the purpose of providing disclosure pursuant to Item 8.01, Results of Operations and Financial Condition.
(d) Exhibits

            99.1       Press Release of Oregon Pacific Bancorp dated January 02, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 02, 2008	OREGON PACIFIC BANCORP By: /s/ James P. Clark James P. Clark President and Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Oregon Pacific Bancorp dated January 02, 2008